UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 23, 2011


                              VIKING MINERALS INC.
             (Exact name of registrant as specified in its charter)


          Nevada                    333-139482                  98-0492900
(State or Other Jurisdiction     (Commission File            (I.R.S. Employer
     of Incorporation)                Number)             Identification Number)

                          7558 W. Thunderbird Ste. 486
                                Peoria, AZ, 85381
                    (Address of principal executive offices)

                                  602-885-9792
                                  (Telephone)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT.

AMENDMENT TO THE SUNDANCE AGREEMENT DATED JANUARY 10, 2011

As previously disclosed by the Company, on January 10, 2011, the Company entered into an option agreement (the "Agreement") with Sundance Gold Ltd. ("Sundance") for the purchase of 20 mineral claims in the State of Nevada covering approximately 200 acres known as the Dolly Varden claims.

Under the terms of the agreement, the Company paid Sundance $25,000 upon signing of the Agreement, and will issue to Sundance 20,000,000 shares of its common stock within two years of the signing of the Agreement. In return, Viking was granted the right to earn 70% of the Dolly Varden claims by conducting a $2,000,000 work program on the Dolly Varden claims over a period of two years from the date of the Agreement, of which $500,000 must be spent in the first six months from the date of the Agreement (the "Initial Funding"). Sundance will retain a 5% Net Smelter Return.

On June 23, 2011, the Company and Sundance agreed to a 6 month extension to the Initial Funding of $500,000. No other terms of the agreement have been changed or modified.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            VIKING MINERALS INC.


Date: June 27, 2011                         By: /s/ Charles Irizarry.
                                               -------------------------------
                                               Charles Irizarry.


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